Exhibit 31.3

COMPLIANCE STATEMENT

Reference is made to the Trust Agreement, between MS Structured Asset Corp., as Depositor and U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, National Association, as Trustee, as successor by merger to LaSalle Bank National Association, as Trustee, for CBT Series 2003-1 Units Trust, dated September 25, 2003, together with Schedules I, II and III attached thereto, and the Standard Terms for Trust Agreements, between MS Structured Asset Corp., as Depositor and U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, National Association, as Trustee, as successor by merger to LaSalle Bank National Association, as Trustee, dated September 25, 2003. Capitalized terms used herein and not defined shall have the meanings defined in the Trust Agreement and the Standard Terms for Trust Agreements.

In connection with the preparation and delivery of the annual report on Form 10-K of MS Structured Asset Corp. on behalf of CBT Series 2003-1 Units Trust for the fiscal year ending December 31, 2011 (“Fiscal Year”) and the certifications given by In-Young Chase with respect thereto, the undersigned hereby certifies that she is a duly elected Vice President of U.S. Bank National Association (the “Trustee”) and further certifies in her capacity as such as follows:

1.
I have reviewed the reports on Form 8-K containing the reports to Unitholders included on Exhibit A (the “U.S. Bank Reviewed Distribution Reports”) for the year covered by this annual report of MS Structured Asset Corp., on behalf of CBT Series 2003-1 Units Trust;

2.
Based on my knowledge, the reporting information in the U.S. Bank Reviewed Distribution Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date that the distribution information was filed on Form 8-K or Form 8-KA, as applicable.

3.
Based on my knowledge, the reporting information required to be provided in the U.S. Bank Reviewed Distribution Reports under the Trust Agreement, is included in the U.S. Bank Reviewed Distribution Reports;

4.
I am familiar with the operations of U.S. Bank National Association with respect to the CBT program and CBT Series 2003-1 Units Trust and the requirement imposed by the Trust Agreement, based on my knowledge, and except as disclosed in the U.S. Bank Reviewed Distribution Reports, for the applicable periods (as outlined in Exhibit B attached hereto), the Trustee has fulfilled its obligations under the Trust Agreement.

5.
Based on my knowledge, and except as disclosed in this Compliance Statement or the U.S. Bank Reviewed Distribution Reports, there are no material legal proceedings with respect to the trust, involving the trust or U.S. Bank National Association as trustee.

.
By: /s/ Kimberly O. Jacobs
Name: Kimberly O. Jacobs
Title: Vice President
Date: March 8, 2012

Exhibit A

CBT Trust No.:	Closing Date	Payment Dates	Dates for which U.S. Bank National Association filed the Form 8-K for FY 2011	U.S. Bank Reviewed Distribution Reports
CBT 2003-1	September 25, 2003
January 25, 2011,
February 25, 2011,
March 25, 2011,
April 28, 2011,
May 25, 2011,
June 27, 2011,
July 25, 2011,
August 25, 2011, September 26, 2011, October 25, 2011, November 25, 2011, December 27, 2011
			October 3, 2011, November 7, 2011, December 5, 2011, January 4, 2012	April 2011, May 2011, June 2011, July 2011, August 2011, September 2011, October 2011, November 2011, and December 2011 Distribution Reports

Exhibit B

Allocation of Responsibility between BANA and USB regarding certain Trust Agreement provisions

Sept 2003 Reference	Standard Terms for Trust Agreements Section	BANA	USB
2.02	Entry Into Swap Agreement and Other Agreements	1/1-9/6	2/1-12/31
3.02	Administration of the Trust	1/1-9/6	2/1-12/31
3.02	Administration of the Trust	1/1-9/6	2/1-12/31
3.03	Collection of Certain Underlying Security Payments	1/1-9/6	2/1-12/31
3.04	Sale	N/A	N/A
3.05a	Unit Account	1/1-9/6	9/6-12/31
3.05b	Unit Account	1/1-2/1	2/1-12/31
3.06	Investment of Funds in the Accounts	1/1-2/1	2/1-12/31
3.07	Retained Interest	1/1-9/6	9/6-12/31
3.08	Access to Certain Documentation	1/1-9/6	2/1-12/31
4.01	Distributions	1/1-9/6	2/1-12/31
4.02a	Reports to Unitholders and Others - with respect to statement information (i) to (xi)	1/25/2011	2/25/2011 through 12/27/2011
4.02a	Reports to Unitholders and Others - with respect to 8-K filing	1/25/2011 through 8/25/2011	9/25/2011 through 12/27/2011
4.02a	Reports to Unitholders and Others - with respect to year end statement	1/1-9/6	9/6-12/31
4.02b	Reports to Unitholders and Others (b)	1/1-2/1	2/1-12/31
4.02c	Reports to Unitholders and Others (c)	1/1-2/1	2/1-12/31
4.02d	Reports to Unitholders and Others (d)	1/1-3/1	N/A
4.02e	Reports to Unitholders and Others (e)	1/1-2/1	2/1-12/31
4.02f	Reports to Unitholders and Others (f)	1/1-3/1	N/A
4.03	Calculation of Interest Rates	1/1-2/1	2/1-12/31
4.04	Compliance with Tax Reporting and Withholding Requirements	1/1-2/1	2/1-12/31
4.05	Preservation of Information, Communications to Holders - with respect to Registrar	1/1-9/6	9/6-12/31
5.02	Execution, Authentication, and Delivery	1/1-9/6	9/6-12/31
5.03	Registration; Registration of Transfer and Exchange	1/1-9/6	9/6-12/31
5.04	Mutilated, Destroyed, Lost and Stolen Units	1/1-9/6	9/6-12/31
5.05	Distributions in Respect of Units	1/1-9/6	9/6-12/31
5.07	Cancellation	1/1-9/6	9/6-12/31
5.08	Currency of Distributions in Respect of Units; Redenomination	1/1-9/6	9/6-12/31
5.09	Appointment of Paying Agent	1/1-9/6	9/6-12/31
5.10	Authenticating Agent	1/1-9/6	9/6-12/31
5.11	Issuance and Transfer Restrictions	1/1-9/6	9/6-12/31
5.11e	Issuance and Transfer Restrictions	1/1-2/1	2/1-12/31
5.12	Optional Exchange	N/A	N/A
5.13	Callable Series - with respect to notices	N/A	N/A
5.13	Callable Series - with respect to distributions	N/A	N/A
7.01	Voting Rights with Respect to Underlying Securities	1/1-2/1	2/1-12/31
7.02	Amendments and Waivers Under Swap Agreement and Guarantee	N/A	N/A
8.01	Realization Upon Default	1/1-2/1	2/1-12/31
9.01	Liquidation Events	1/1-2/1	2/1-12/31
9.02	Trust Wind Up Event	1/1-2/1	2/1-12/31
9.03	Expense Event	1/1-2/1	2/1-12/31
9.05a	Disposition of Trust Property	1/1-2/1	2/1-12/31
9.05b	Disposition of Trust Property	1/1-9/6	2/1-12/31
9.05c	Disposition of Trust Property - with respect to administration of terminations and liquidations, notices	1/1-2/1	2/1-12/31
9.05c	Disposition of Trust Property - with respect to distribution of proceeds	1/1-9/6	2/1-12/31
9.05d	Disposition of Trust Property	1/1-2/1	2/1-12/31
9.05h	Disposition of Trust Property	1/1-2/1	2/1-12/31
9.05j	Disposition of Trust Property	1/1-9/6	2/1-12/31
9.06	Limitation on Notice Requirement	1/1-2/1	2/1-12/31
10.01	Trustee Duties	1/1-9/6	2/1-12/31
11.01	Termination of Trust	N/A	N/A
12.01	Amendment of Trust Agreement; Waivers	1/1-9/6	2/1-12/31
12.07	Notice to Rating Agencies	1/1-2/1	2/1-12/31
12.08	Perfection of the Swap Counterparty Security Interest	N/A	N/A
Trust Agreement
Schedule I	Mandatory Liquidation	1/1-9/6	2/1-12/31
Schedule I	Trust Wind Up Event - with respect to notices	1/1-2/1	2/1-12/31
Schedule I	Trust Wind Up Event - with respect to distributions	1/1-9/6	9/6-12/31